Exhibit 99.2


                           DATED 15 December 2000
                           -----------------------



                     WESFARMERS RAILROAD HOLDINGS PTY LTD
                                ACN 008 705 986
                                     (WRH)


                             GWI HOLDINGS PTY LTD
                                ACN 094 819 806
                                     (GWH)


                                    - AND -


                       AUSTRALIAN RAILROAD GROUP PTY LTD
                                ACN 080 579 308
                                   (Company)



                            SHAREHOLDERS AGREEMENT







                               EDWARDS THOMPSON
                                  Solicitors
                            Level 31, QV1 Building
                            250 St George's Terrace
                                  Perth 6000
                               Western Australia

                           Telephone: 61 8 9321 2722
                          Facsimile:   61 8 9321 2788
                      E-mail: law@edwardsthompson.com.au
                            Ref: AGT:JO:jna:2000365

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                                   CONTENTS


1.  DEFINITIONS AND INTERPRETATION  . . . . . . . . . . .  1

2.  OBJECTIVES  . . . . . . . . . . . . . . . . . . . . .  5

3.  INITIAL CAPITAL OF THE COMPANY  . . . . . . . . . . .  6

4.  BOARD OF DIRECTORS OF THE COMPANY AND SUBSIDIARIES  .  6

5.  DECISION MAKING   . . . . . . . . . . . . . . . . . .  8

6.  MANAGEMENT  . . . . . . . . . . . . . . . . . . . . .  10

7.  MANAGEMENT REPORTS  . . . . . . . . . . . . . . . . .  10

8.  FINANCIAL REPORTS   . . . . . . . . . . . . . . . . .  11

9.  ACCOUNTS AND AUDIT  . . . . . . . . . . . . . . . . .  11

10. DIVIDEND POLICY   . . . . . . . . . . . . . . . . . .  12

11. OTHER BUSINESS  . . . . . . . . . . . . . . . . . . .  12

12. NETWORK COMPANY   . . . . . . . . . . . . . . . . . .  13

13. ACCESS REGIME   . . . . . . . . . . . . . . . . . . .  13

14. TRANSFER OF SHARES  . . . . . . . . . . . . . . . . .  13

15. RIGHT OF FIRST REFUSAL  . . . . . . . . . . . . . . .  14

16. CHANGE IN EFFECTIVE CONTROL OF A SHAREHOLDER  . . . .  18

17. ADDITIONAL SHAREHOLDERS   . . . . . . . . . . . . . .  20

18. PUBLIC FLOAT  . . . . . . . . . . . . . . . . . . . .  20

19. RESOLUTION OF DISPUTES/ARBITRATION  . . . . . . . . .  22

20. RIGHTS TO INFORMATION   . . . . . . . . . . . . . . .  23

21. TERMINATION   . . . . . . . . . . . . . . . . . . . .  24

22. DEFAULT   . . . . . . . . . . . . . . . . . . . . . .  25


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23. ACKNOWLEDGMENT AND WARRANTIES   . . . . . . . . . . .  27

24. CONFLICT WITH CONSTITUTION  . . . . . . . . . . . . .  28

25. ATTORNEYS   . . . . . . . . . . . . . . . . . . . . .  28

26. GENERAL PROVISIONS  . . . . . . . . . . . . . . . . .  28

1.  APPLICATION OF SCHEDULE   . . . . . . . . . . . . . .  1

2.  APPOINTMENT OF INDEPENDENT VALUER   . . . . . . . . .  1

3.  VALUATION   . . . . . . . . . . . . . . . . . . . . .  1

4.  ACCESS TO INFORMATION   . . . . . . . . . . . . . . .  1

5.  PERIOD OF DETERMINATION   . . . . . . . . . . . . . .  2

6.  PROCESS   . . . . . . . . . . . . . . . . . . . . . .  2



SCHEDULE 1       SHAREHOLDING

SCHEDULE 2       CORPORATE STRUCTURE CHART

SCHEDULE 3       INDEPENDENT VALUATION






















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                            SHAREHOLDERS AGREEMENT



THIS AGREEMENT is made the 15th day of December 2000

BETWEEN

1. WESFARMERS RAILROAD HOLDINGS PTY LTD ACN 008 705 986 (WRH) of Level 11, Wesfarmers House, 40 The Esplanade, Perth, Western Australia

2. GWI HOLDINGS PTY LTD ACN 094 819 806(GWH) of care of Edwards Thompson of Level 31, 250 St Georges Terrace, Perth, Western Australia

AND

3. AUSTRALIAN RAILROAD GROUP PTY LTD ACN 080 579 308 (formerly known as Genesee & Wyoming Australia Pty Limited) of 320 Churchill Road, Kilburn, South Australia(Company)

RECITALS

A. WRH and GWH are, or are entitled to become, the beneficial owners of the Shares in the Company as set opposite each of their names in
         Schedule 1.

B. The Company changed its name to its current name on or about the 30 October 2000.

C. The parties wish to record the commercial terms of their agreement for the funding, activities and management of the Company.


OPERATIVE PROVISIONS

1.       Definitions and interpretation

         Definitions

1.1      In this document unless the contrary intention appears:

         Access regime means the Railways (Access) Act 1998 of Western Australia and Government Railways (Access) Code 2000;

         Act means the Rail Freight System Act 2000 of Western Australia;




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         ASR means the operations conducted in South Australia by the
         Company's wholly owned subsidiary Australia Southern Railroad Pty Ltd ACN 079 444 296;

         associate has the meaning given in Division 2 of Part 1.2 of the Corporations Law;

         ASX means Australian Stock Exchange Limited;

         Australia West Rail Business means the business of carrying goods by rail and road formerly carried on by the Western Australia Government Railways Commission and the provision of access to third parties to the rail corridor land as defined in the Act and leased railway infrastructure and any expansions, modifications or variations thereto carried out from time to time;

         Board means the board of Directors;

         Business means the business conducted by the Company, being the ASR and the provision of railroad services in Western Australia, Victoria and the Northern Territory, in each case under the name Australian Railroad Group;

         Business Day means a day on which trading banks are open for general business in Perth and Adelaide, not being a Saturday or a Sunday;

         Chief Executive Officer means the chief executive officer for the time being of the Company;

         Commencement Date means the date on which this agreement commences to have effect under the terms of the Share Subscription Agreement;

         Company Group means the Company and any subsidiary of the Company;

         Corporations Law means the Corporations Law in force in Western Australia;

         Director means a director for the time being of the Company;

         encumbrance means an interest or power:

         (a) reserved in or over any interest in any asset including, without limitation, any retention of title; or

         (b) created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge,



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                 trust or power, and whether existing or agreed to be granted or created;

         Financial Year means each period of 12 months commencing on 1 January and ending on 31 December or such other period as the Board determines and includes:

         (a) the period commencing on the date of execution of this agreement and ending 31 December; and

         (b) the period commencing on the last 1 January before the date of termination of this agreement and ending on that date of termination;

         GWI means GENESEE & WYOMING INC, a Delaware corporation with its principal place of business at 66 Field Point Road, Greenwich, Connecticut, United States of America;

         Majority Resolution means a resolution:

         (a) of Shareholders that is passed by more than 50% of the votes cast by Shareholders entitled to vote on the resolution; or

         (b) of Directors that is passed by more than 50% of the votes cast by Directors entitled to vote on the resolution, as the case might require;

         MOU means the Memorandum of Understanding dated 13 September 2000 between the Company and Wesfarmers;

         Network Company means a subsidiary of the Company established or to be established for the purposes of holding a lease for the standard gauge corridor land in accordance with the requirements of the Act;

         party means a party to this agreement, whether initially or by accession under clause 16;

         Related body corporate has the meaning given in the Corporations Law;

         Respective Proportion in relation to a Shareholder means the proportion that the number of Shares from time to time held or beneficially owned by that Shareholder bears to the total number of all the issued Shares from time to time;

         Share means a share in the capital of the Company;


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         Share Subscription Agreement means the share subscription agreement made between WRH, GWH, GWI, Wesfarmers and the Company with respect to the subscription for Shares;

         Shareholder means:

         (a)     subject to clause 21.1, WRH and GWH; and

         (b)     a party to this agreement that is the holder of one or more
                 Shares;

         Subsidiary has the meaning given in Division 6 of Part 1.2 of the Corporations Law.

         Unanimous Resolution means a resolution:

         (a) of Shareholders that is passed by 100% of the votes cast by Shareholders entitled to vote on the resolution; or

         (b) of Directors that is passed by more than 100% of the votes cast by Directors entitled to vote on the resolution, as the case might require;

         Wesfarmers means Wesfarmers Limited ACN 008 984 049;

Interpretation

1.2      In this document unless the contrary intention appears:

         (a) a reference to a clause, schedule or annexure is a reference to a clause of or schedule or annexure to this document and references to this document include any recital, schedule or annexure;

         (b) a reference to this document or another instrument includes any variation or replacement of either of them;

         (c) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

         (d) the singular includes the plural, the plural includes the singular and any gender includes each other gender;

         (e) the word person includes a firm, a body corporate, an unincorporated association or an authority;



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         (f)     a reference to a person includes that person's executors,
                 administrators, successors, substitutes (including persons taking by novation) and assigns;

         (g) an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and severally;

         (h) an agreement, representation or warranty on the part of two or more persons binds them jointly and severally;

         (i) if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

         (j) a day means the period of time commencing at midnight and ending 24 hours later;

         (k)     a month means a calendar month;

         (l) a reference to currency is a reference to Australian currency;

         (m) the president of a body or authority means the president or other senior officer for the time being and includes any person acting in that capacity; and

         (n) including is deemed to be followed by the words, but not limited to.

2.       OBJECTIVES

         Objectives

         2.1 The objectives of the Shareholders in entering this agreement are:

         (a) to use their respective business skills, know how and experience and expertise to manage and conduct the Business;

         (b) to successfully operate the Australia West Rail Business in conjunction with the other assets owned by the Company, including the ASR and the Company's rights in relation to the Alice Springs -Darwin rail project; and

         (c) to ensure that the Business is managed to maximise the value of the Company.

         Carrying out objectives


2.2      To carry out the objectives, each Shareholder must:

         (a) be just and faithful and provide full information to each other in relation to the affairs and activities of the Business;

         (b) do or cause to be done all things necessary or desirable to carry out this agreement including casting votes as Shareholders and causing their nominees to the Board to carry out this agreement; and

         (c) not unreasonably delay any action, approval, direction, determination or decision required under this agreement.

2.3 Each party acknowledges that the current corporate structure of the Company and its operating Subsidiaries is as set out in the structure chart attached as schedule 2.


3.       INITIAL CAPITAL OF THE COMPANY

         Initial capital

         3.1 On the date of this agreement, the parties are beneficially entitled to the number of Shares set against each Shareholder's name in Schedule 1.

4.       BOARD OF DIRECTORS OF THE COMPANY AND SUBSIDIARIES

         Number of Directors


         4.1 The Company will have 6 Directors. WRH and GWH are each entitled to appoint 3 of those Directors, and replace them with new appointees from time to time.

         Votes


         4.2 Each Director is entitled to cast that proportion of the total number of votes that may be cast at a Board meeting as is equal to the proportion of Shares held by the Shareholder who nominated the Director to the total number of shares at the time the vote is taken.


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         Chairperson

         4.3 The parties agree that despite anything to the contrary in the constitution of the Company:

                  (a) for the period of 2 years commencing on the Commencement Date the Chairperson of the Board must be a Director appointed by GWH;

                  (b) for the following 2 years the Chairperson must be a Director appointed by WRH;

                  (c) the Chairperson will alternate every 2 years between being a Director appointed by GWH and a Director appointed by WRH;

                  (d)     the initial Chairperson will be Mortimer B.
                          Fuller III, and

                  (e)     the Chairperson will not have a casting vote.

         Alternate Directors

         4.4 Each Director may appoint in writing an alternate to attend, speak and vote on that Director's behalf at all meetings of the Board when that Director is absent until the appointment is revoked in writing. An alternate director may attend and speak at meetings of the Board where the appointing Director is present, but the alternate is not entitled to vote at a meeting at which the appointing Director is present.

         Board meetings

         4.5      The parties agree that:


                  (a) at least 4 meetings of the Board will take place each Financial Year;

                  (b) additional Board meetings will be convened at the written request of any Shareholder;

                  (c) meetings of the Board, other than those conducted as described in paragraph (d), will be held in such locations as are agreed from time to time;

                  (d) Board meetings may be conducted by telephone conference, video conference or any similar means of audio or audio-visual communication;


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                  (e)     at least 10 Business Days prior written notice of
                          Board meetings together with an agenda must be given to all Directors, unless otherwise unanimously agreed by the Directors;

                  (f) the agenda for Board meetings must be determined by the Chairperson, except for Board meetings convened at the request of a Shareholder where the agenda may be determined by that Shareholder; and

                  (g) no resolution of the Board can be passed in respect of any matter of which notice was not given in the agenda for that meeting, unless otherwise unanimously agreed by all of the Directors.

         Directors' fees and expenses

         4.6      Unless the Shareholders otherwise agree by Unanimous
                  Resolution:

                  (a)     no Director will be paid director's fees; and

                  (b) Directors will not be reimbursed for expenses incurred by them in attending Board meetings.

         Quorum

         4.7 A quorum for meetings of the Board will be constituted by the attendance (in person or by alternate) of at least one nominee appointed by WRH and at least one nominee appointed by GWH.

         Quorum not present

         4.8 If a quorum is not present within 30 minutes of the time specified for a meeting of the Board the meeting will be adjourned to a date and time 7 days after the original time of the meeting and at the same place as the original meeting by written notice to all Directors. Any Directors in attendance (in person or by alternate) at that adjourned meeting, will constitute a quorum.





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         Subsidiaries

         4.9 The Shareholders must procure that the composition of the board of directors of any Subsidiary of the Company reflects the ultimate beneficial shareholding of the Company.

         5.      DECISION MAKING

         Powers of the Board

         5.1 Except as otherwise specified in this agreement, the constitution of the Company or the Corporations Law, the Board will have full power to direct the activities of the Company.

         Voting generally

         5.2 Except as otherwise specified in this agreement, the constitution of the Company or the Corporations Law, all decisions of the Shareholders and the Board will be made by Unanimous Resolution.

         Shareholder decisions

         5.3 The parties agree that the following decisions can be made only by Unanimous Resolution of Shareholders:

                 (a)      amendment to the constitution of the Company;

                 (b)      winding up the Company;

                 (c) reorganisation, reclassification, reconstruction, consolidation or subdivision of the capital of the Company or the creation of any different class of securities in the capital of the Company;

                 (d) any buyback, redemption, reduction or cancellation of shares or share capital;

                 (e) any change to the dividend and distribution policy of the Company;

                 (f) the issue of any bonus Shares in the capital of the Company;

                 (g) offering any securities in the capital of the Company for subscription under clause 3.3;


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                 (h)      offering any securities in the capital of the
                          Company for subscription other than in accordance with clause 3 (Issue of Shares);

                 (i) the Company entering into any arrangement to borrow money;

                 (j) entering into any arrangement to give any guarantee, mortgage, charge or other security over the assets of the Company; or

                 (k) the registration or establishment of any subsidiaries of the Company.

                 Board decisions

                 5.4 The parties agree that the following decisions can be made only by Unanimous Resolution of Directors:

                 (a) the purchase or agreement to the purchase by the Company of any asset or the making of any investment with a value of $5 million or more or a commitment to purchase in any one Financial Year a number of assets or make a number of investments with an aggregate value of $20 million or more;

                 (b) the sale or agreement to the sale of the major undertaking of the Company including any asset with a value of $2 million or more or a commitment to sell in any one Financial Year a number of assets with an aggregate value of $10 million or more;

                 (c) the Company entering into, amending or terminating any long term contract or a contract with a value (taking account of gross payments or receipts over the life of the contract) of $100 million or more;

                 (d) entering into, overriding or terminating any agreement between the Company, and any Shareholder or an associate of a Shareholder;

                 (e) any change in strategic direction of the Company or the commencement by the Company of any new business other than the Business;

                 (f) the appointment or removal of the auditors of the Company; or


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                 (g)      the delegation of any power of any board of the
                          Company including, without limitation, delegations to the Chief Executive Officer and the establishment by the Board of a committee.

         6.      MANAGEMENT

                 Day to day control

                 6.1 Subject to clause 5 (Decision making), the Business will be managed on a day to day basis by the Chief Executive Officer who will report and be responsible to the Board for the activities and operations of the Business.

                 Appointment of Officers

                 6.2 The initial Chief Executive Officer and the initial Chief Operating Officer will be appointed by GWH. Those persons may be employees of GWH seconded to their respective positions.

                 6.3 The initial Chief Financial Officer will be appointed by WRH. That person may be an employee of Wesfarmers seconded to this position.

         7.      MANAGEMENT REPORTS

                 The Chief Executive Officer and Chief Operating Officer must provide the Board with sufficient management information reports to allow the Directors to monitor the conduct of the Business, including

                 (a) a monthly status report from the Chief Executive Officer of the Company and its subsidiaries as a whole;

                 (b) a monthly report on the operations of the Business from the Chief Operating Officer; and

                 (c) any other reports or statements that the Board may reasonably require.

         8.      FINANCIAL REPORTS




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         The Chief Financial Officer must provide the Board with sufficient management and financial information and reports to allow the Directors to monitor the conduct of the Business, including:

         (a) monthly management and financial reports incorporating an unaudited profit and loss statement, cash flow statement and balance sheet; and

         (b) within one month after the end of each Financial Year and each intervening six month period:

                 (i) a profit and loss statement and cash flow statement for that six month period; and

                 (ii) a balance sheet as at the end of that six month period,

                 in each case audited by the Company's auditors and in such format as the Shareholders reasonably require; and

         (c) any other reports or statements that the Board may reasonably require.

9.       ACCOUNTS AND AUDIT

         Account and records

         9.1 The Chief Financial Officer must ensure that the accounts, records and accounting information of the Company are:

                 (a) maintained in accordance with the Corporations Law and all other applicable laws;

                 (b)      audited every six months by the Company's auditor;

                 (c) sufficient to enable GWH (and any parent entity) to comply with applicable regulatory requirements in the United States, including the Securities Exchange Act 1934 and generally accepted accounting principles in the United States; and

                 (d)      without limiting the generality of paragraphs (a),
                          (b) and (c) immediately above, are in accordance with generally accepted accounting principles, procedures and practices in Australia which have been consistently applied.

         Access to records

         9.2 Each Shareholder is entitled to full access during normal business hours and at its own cost to inspect all the books, accounts and records of the Company. Access may be exercised through an employee of, or consultant or adviser to, the Shareholder, subject to the requirements of confidentiality set out in clause 20 (Rights to information).

         Audit committee

         9.3 The Shareholders agree to procure that the Board establishes an audit committee with appropriate terms of reference.

         Auditor

         9.4 The auditor of the Company will be a member of the firm of Arthur Andersen, Perth.

10.      DIVIDEND POLICY

         The parties must procure that the Board adopts a policy of distributing to the Shareholders all distributable profits of the Company generated by the operations of the Business, consistent with prudent financial management, the orderly retirement of debt (including subordinated debt), the taxation, working capital, banking covenants and operational requirements of the Company and the terms of all loan agreements under which the Company Group has borrowings provided that the Company must first distribute all distributable profits of the Company in order to clear the Company's franking credits, subject to the requirements of the Company's financiers.

11.      OTHER BUSINESS

         11.1 Subject to clause 11.2, the Shareholders agree that nothing in this agreement shall prohibit any Shareholder from engaging in any other business activity including any business activity that is similar to the Business.

         11.2 If a Shareholder becomes aware of any railroad investment or rail related business opportunity in Australia then it must advise the Company of such opportunity and the Shareholder is entitled to pursue any such opportunity only after the Company has advised it in writing that the Company does not wish to do so.



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12.      NETWORK COMPANY

         12.1 The parties undertake to establish the Network Company in accordance with the requirements of the Act.

         12.2 In particular the parties will do or cause to be done all things necessary or desirable to ensure that:

                 (a) the Network Company is not involved in providing train services; and

                 (b) the constitution of the Network Company includes appropriate provisions preventing disclosure of confidential information in accordance with the requirements of the Act.

13.      ACCESS REGIME

         The parties undertake to ensure that the Company complies with the requirements of the Access regime. The parties must do or cause to be done all things necessary or desirable towards this end. However, nothing in this clause 13 requires a party to provide financial accommodation to the Company or any of its Subsidiaries.

14.      TRANSFER OF SHARES

         Transfers -initial 3 years

         14.1 A Shareholder must not directly or indirectly sell or transfer any legal or beneficial interest in any of its Shares, or become subject to a dealing that would trigger clause 16 (Change in effective control of a Shareholder) during the period that commences on the Commencement Date and ends 3 years after the Commencement Date, except where:

                 (a)      each of the following apply:

                          (i)     the transaction is a direct sale or
                                  transfer and not an indirect sale or
                                  transfer or a dealing to which clause 16 applies;

                          (ii) the Shareholder has complied with clause 15 and the sale or transfer is pursuant to clause 15.11; and



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                          (iii)   the Shares held by the Shareholder after
                                  the sale or transfer, when aggregated with Shares held by wholly owned Subsidiaries of the Shareholder, total not less than 25.6% of all of the issued Shares of the Company; or

                 (b) the purchaser, transferee or other party to the dealing is a wholly owned Subsidiary of the Shareholder, GWH's Parent or Wesfarmers' Parent.

         Transfers-after initial 3 years

         14.2 Following the 3 year period referred to in clause 14.1, a Shareholder must not directly or indirectly sell or transfer any legal or beneficial interest in its Shares except where:

                 (a) the sale or transfer is a transaction permitted under clause 14.1;

                 (b) the Shareholder has complied with clause 15 and the sale or transfer is pursuant to clause 15.11, or the transaction is a dealing that is undertaken in accordance with clause 16 (Change in effective control of a Shareholder);

                 (c) the sale or transfer is undertaken in accordance with clause 18 (Public float) or clause 22 (Default); or

                 (d) the sale or transfer has the written agreement of each Shareholder.

         Encumbrances

         14.3 A Shareholder must not provide its Shares as security or create any encumbrance over them in favour of any person, except with the written approval of each other Shareholder.




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         Restrictions on transfers

         14.4 A Shareholder must not transfer any legal or beneficial interest in its Shares if the transfer would breach or be an event of default under any provision of the Company's lending facilities. Each Shareholder indemnifies and holds harmless all other Shareholders from and against any claims, damages, expenses (including legal costs on a solicitor and own client basis) or losses of any kind whatever arising out of a breach of this clause 14.4.

         14.5 Any purchaser or transferee of Shares pursuant to this clause 14 or to clause 15 must agree to be bound by this agreement as contemplated by clause 17 and following a purchase or transfer all references in this agreement to the Shareholders, WRH or GWH (as the case may require) will be construed as references to that purchaser or transferee.

15.      RIGHT OF FIRST REFUSAL

         Permitted transfer

         15.1 A Shareholder (Transferor) may sell some or all of its Shares (Transfer Shares) pursuant to this clause 15.
         Transfer Notice

         15.2 The Transferor must give a notice (Transfer Notice) to the Board stating that it wishes to sell the Transfer Shares and must specify in the Transfer Notice:

                 (a)      the number of Transfer Shares it wishes to sell; and

                 (b) the price for which it wishes to sell the Transfer Shares, which must be a single instalment cash price (Transfer Price); and

                 (c) the date that is 30 Business Days after the date of the Transfer Notice (Closing Date).

         15.3 As soon as practicable after receipt of the Transfer Notice, the Board must give a copy of the Transfer Notice to each Shareholder other than the Transferor. The Transferor and each other Shareholder must then consult with each other and with relevant third parties in good faith for a period of not less than 20 Business Days with a view to securing for each other Shareholder an opportunity of selling their Shares on the same basis as the Transferor.

         Right of first refusal

         15.4 The succeeding provisions of this clause 15 apply with effect from the end of the consultation period of 20 Business Days referred to in clause 15.3 unless the Transferor and each other Shareholders have reached a written agreement to the contrary.

         15.5 At the expiration of the consultation period of 20 Business Days referred to in clause 15.3, the Transfer Notice commences to have effect as an offer of the Transfer Shares to all other Shareholders (Remaining Shareholders). Subject to clause 15.10, the Closing Date is the latest date by which the offer may be accepted by Remaining Shareholders.

         Acceptance of offers

         15.6 A Remaining Shareholder may accept the offer for some or all of the Transfer Shares or reject it by giving written notice
                 to the Board.   Each acceptance is unconditional and
                 irrevocable. A Remaining Shareholder who offers to purchase a stated number of Transfer Shares is also to be deemed to have offered to purchase a lesser number of Transfer Shares allocated to it under this clause 15. If no acceptance is received by the expiry of the Closing Date the Remaining Shareholder will be deemed to have rejected that offer.

         Conditional acceptance

         15.7 A Remaining Shareholder may accept the offer for a specified number of Transfer Shares under clause 15.4 subject to the condition that on completion of the transfer of the Transfer Shares under clause 15.8, the Respective Proportion of the Remaining Shareholder will not exceed a percentage specified by that Remaining Shareholder in the acceptance. The Board must reduce the number of Transfer Shares which would otherwise be transferred to that Remaining Shareholder under clause 15.8 to fulfil the condition.

         Apportionment of Transfer Shares

         15.8 If there are insufficient Transfer Shares to satisfy acceptances from all Remaining Shareholders, the Transfer Shares will be apportioned between the Remaining Shareholders by reference to the proportions that their Respective Proportions bear to each other. If such an apportionment would result in a greater number of Shares being transferred to a Remaining Shareholder than is specified in its acceptance, the excess must be reallocated amongst the other Remaining Shareholders who have lodged acceptances by reference to the proportions that their Respective Proportions bear to each other. Any remaining Shares must be dealt with in accordance with clauses 15.9 and 15.10 below.

         15.9 If the number of acceptances from Remaining Shareholders for the Transfer Shares does not exceed 90% of the Transfer
                 Shares:

                 (a) the number of Transfer Shares that have been accepted by the Remaining Shareholders must be transferred to those Remaining Shareholders; and

                 (b) the Transferor may sell all of the remaining Transfer Shares in accordance with clause 15.12.

         15.10 If the number of acceptances from Remaining Shareholders for the Transfer Shares is equal to or greater than 90% of the Transfer Shares:

                 (a) the Board must as soon as practicable give to each Remaining Shareholder a notice in writing:

                          (i) setting out the number of Transfer Shares that have not been accepted (for the purposes of this clause 15.10, the Second Offer Shares);

                          (ii) offering the Second Offer Shares to the Remaining Shareholders at the Transfer Price;

                 (b) each Remaining Shareholder has a period of 5 Business Days from the date of the notice to accept the Second Offer Shares;

                 (c) if the number of acceptances for the Second Offer Shares exceeds the number of Second Offer Shares, the Second Offer Shares are to be apportioned between accepting Remaining Shareholders by reference to the proportions that the Respective Proportions bear to each other; and

                 (d) if the number of acceptances for the Second Offer Shares is less than the number of Second Offer Shares, the Transferor may sell all of the Transfer Shares to a single purchaser and otherwise in accordance with clause 15.15.
         Notification

         15.11 Within 5 Business Days of the Closing Date, the Board must notify the Transferor and any Remaining Shareholder who has accepted an offer of the number of Shares allocated to each Remaining Shareholder.

         Completion

         15.12 Completion of the transfer of Transfer Shares must take place within 10 Business Days of the Closing Date (or within 15 Business Days of the Closing Date if clause 15.10 applies) at the Company's registered office. At completion:

                 (a) the Remaining Shareholder(s) must purchase the relevant number of Transfer Shares allocated to that Remaining Shareholder by delivering a bank cheque in payment of the Transfer Price for the relevant number of Transfer Shares to the Transferor; and

                 (b) the Transferor must deliver to the Remaining Shareholder(s) the certificate(s) relating to the Transfer Shares and a duly executed transfer of the Transfer Shares.

         Default

         15.13 If a Transferor defaults in transferring Shares in accordance with clause 15.8, the Board must on written direction from the Remaining Shareholder(s):

                 (a) receive the Transfer Price for the Transfer Shares from the Remaining Shareholder on behalf of the Transferor;

                 (b) give to the Remaining Shareholder a valid receipt of the Transfer Price for the Transfer Shares on behalf of the Transferor;

                 (c) authorise on behalf of the Transferor a person to execute transfers of the Transfer Shares in favour of the Remaining Shareholder;
                 (d) register the Remaining Shareholder as the holder of the Transfer Shares; and

                 (e) take all further action necessary to complete the transfer of the Transfer Shares.

         Withdrawal of Transfer Notice

         15.14   The Transferor must not withdraw the Transfer Notice.

         Third party transfer

         15.15 Where this clause applies, the Transferor may transfer the Transfer Shares to a third party on terms and conditions which are no less favourable to the Transferor than the terms and conditions set out in the Transfer Notice at any time before the expiry of 6 months after the date of the Transfer Notice.

16.      CHANGE IN EFFECTIVE CONTROL OF A SHAREHOLDER

         Meaning of change in effective control

         16.1 In this clause 16, a change in the effective control of a Shareholder occurs if:

                 (a) any single person who held directly or indirectly through a Controlled Entity more than 50% of the Voting Power in that Shareholder on the date that the Shareholder first became a Shareholder ceases to hold that Voting Power; or

                 (b) any person who on the date that the Shareholder first became a Shareholder did not hold more than 50% of the Voting Power in that Shareholder becomes directly or indirectly through a Controlled Entity the holder of more than 50% of the Voting Power in that Shareholder.

         In this clause:

         Controlled Entity means an entity that is controlled by another within the meaning of section 50AA of the Corporations Law; and

         Voting Power has the meaning given to it by section 610 of the Corporations Law.

         Change in the effective control

         16.2 Subject to clause 16.5, if there is a change in the effective control of a Shareholder, that Shareholder:

                 (a) must immediately notify each other Shareholder and the Board; and

                 (b) whether or not it so notifies, will be deemed to have notified each other Shareholder that it wishes to transfer all of the Shares held by it for a cash consideration equal to the value of the Shares determined by an Independent Valuer in accordance with schedule 3 (Independent valuation).
         Independent valuation

         16.3    Within 10 Business Days of:

                 (a)      receiving notice under clause 16.2(a); or

                 (b) becoming aware that there has been a change in the effective control of a Shareholder, the Board must comply with the requirements of schedule 3 (Independent valuation) to obtain an independent valuation of the Shares.

         Right of first refusal

         16.4 On receiving the determination by the Independent Valuer of the independent valuation of the Shares, the Board must offer the Shares held by that Shareholder to all other Shareholders at a price equal to the independent valuation of the Shares in accordance with the procedure set out in clauses 15.4 (Right of first refusal) to 15.15 (Third party transfer).

         Exception

         16.5 This clause 16 does not apply to a change in the effective control of a Shareholder if:

                 (a) that change is a result of an acquisition or disposal of shares in Wesfarmersor GWI; and

                 (b) immediately prior to the acquisition or disposal, shares in Wesfarmersor GWI (as the case requires) were listed on an Approved Stock Exchange.

                 For the purposes of this clause 16.5, an Approved Stock Exchange is a stock exchange approved by the Australian Securities and Investments Commission pursuant to section 257B(7) of the Corporations Law.

17.      ADDITIONAL SHAREHOLDERS

         Notwithstanding anything else in this agreement, the Shareholders agree that new or additional Shareholders will only be permitted where they have agreed in writing with each existing Shareholder and the Company to be bound by the terms of this agreement and the constitution of the Company.

18.      PUBLIC FLOAT

         Public Listing

         18.1 The current intention of the Shareholders is to establish a liquid market for their investment in the Company through a public offering of shares in the Company (Listing Shares) and public listing of those Listing Shares on the ASX within 5 years after the date of this agreement (Public Listing). However, each Shareholder acknowledges that proceeding with a Public Listing, the timing of a Public Listing and the terms of the Public Listing will depend, amongst other things, on market conditions prevailing from time to time.

         Participation in Public Listing

         18.2 The Shareholders acknowledge that as part of any Public Listing it may be necessary or desirable for them to sell a portion of the Shares in their Respective Proportions in order to achieve a ready market in Listing Shares.

         Quotation of Shares

         18.3 It is intended that all Listing Shares will receive quotation on the ASX as part of the Public Listing.

         The importance of future expansion of the Business

         18.4    Each Shareholder acknowledges:

                 (a) the potential for the future expansion of the Business and growth in capital and income returns;

                 (b) that expansion of the Business is a matter of considerable importance to the Shareholders as a group and an incentive for each of them to enter into this Agreement; and

                 (c) that expansion is likely to require additional capital.

         General principle

         18.5 The Shareholders undertake to take such steps as might reasonably be required to ensure that the Company has a sufficient capital base from which to take advantage of opportunities for the future expansion of the Business.

         Specific measures

         18.6 Without limiting the generality of clause 18.5, from time to time when an opportunity to expand the Business of the Company arises (for the purposes of clauses 18.6 and 18.7, a prospective investment), the Shareholders agree (in a descending order of precedence):

                 (a) as a first step, to seek to raise additional debt on terms that are comparable to terms available for the financing of projects that are of a similar scale and have a similar risk rating to the prospective investment;

                 (b) as second step, where debt is not available or is not available on the terms referred to in clause 18.6(a), to subscribe pro-rata for further equity in the Company; and

                 (c) As a third step, to encourage and seek to introduce additional Shareholders under the terms of this Agreement.

         Failure by a Shareholder to contribute

         18.7    This clause 18.7 applies where:

                 (a) Shareholders have agreed by Majority Resolution to subscribe pro-rata for further equity in the Company in the circumstances contemplated by clause 18.6(b);

                 (b) one or more Shareholders subscribe for that further equity in accordance with their pro-rata entitlements (each a Contributing Shareholder); and

                 (c) one or more Shareholders elect not to subscribe for that further equity (each a Non-Contributing Shareholder).

                 Where this clause applies, Contributing Shareholders may subscribe for the pro-rata entitlements of Non-Contributing Shareholders on terms that:

                 (i) the subscription price payable by Contributing Shareholders is 90% of the subscription price that would have been payable by Non-Contributing Shareholders (and that, for the avoidance of doubt, would have been the subscription price payable by each Contributing Shareholder with respect to its pro-rata entitlement); and

                 (ii) the number of Shares (or other equity interests) that Contributing Shareholders are entitled to subscribe for is increased so that the aggregate subscription price payable by the Contributing Shareholders is equal to the price that would have been payable by the Non-Contributing Shareholders had they been Contributing Shareholders.

         18.8 Each Shareholder acknowledges for the benefit of the others that the provisions of clause 18.7 are:

                 (a)      reasonable in the circumstances of this Agreement;

                 (b)      form part of a bargained for position; and

                 (c) form an important incentive for each Shareholder to enter into this agreement.

19.      RESOLUTION OF DISPUTES/ARBITRATION

         No proceedings

         19.1 A party must not start court proceedings (except proceedings seeking interlocutory relief) in respect of a dispute arising out of this agreement or between the Directors (Dispute) unless it has complied with this clause.

         Notification of Dispute

         19.2 A party claiming that a Dispute has arisen must notify each other party to the Dispute giving details of the Dispute.

         Best efforts to resolve Dispute

         19.3    During the 5 day period after a notice is given under clause
                 19.2 (or longer period unanimously agreed in writing by the parties to the Dispute) (Initial Period) each party to the Dispute (Disputant) must use its best efforts to resolve the Dispute.

         Referral to Chief Executive Officers

         19.4 If the Disputants are unable to resolve the Dispute within the Initial Period, each Disputant agrees that the Dispute must be referred at the request of any Disputant, to the respective chief executive officers or chief operating officers of Wesfarmers and GWI.

         Termination of Dispute resolution process

         19.5 After the Initial Period, a Disputant that has complied with clause 19.4 may terminate the dispute resolution process by giving notice to each other Disputant. Once the dispute resolution process has been terminated, each Disputant is entitled to commence legal proceedings or take such other steps as it might consider appropriate.

         Breach of this clause

         19.6 If, in relation to a Dispute, a Disputant breaches any provision of clauses 19.1 to 19.4, each other Disputant need not comply with clauses 19.1 to 19.4 in relation to that Dispute.

         Dispute relating to budget or business plan

         19.7    Where a Dispute relates to:

                 (a)      an approved budget or business plan; or

                 (b)      a proposed budget or business plan,

                 then, notwithstanding the other provisions of this clause 19, for the duration of the Dispute (including any proceedings commenced as a result of the Dispute) the Disputants agree to act in accordance with:

                 (c) the previously undisputed practice in relation to the approved budget or business plan; or

                 (d) the existing budget or business plan, as the case requires.

20.      RIGHTS TO INFORMATION

         Rights to information

         20.1 Subject to clause 20.2 the parties agree that each Shareholder is entitled to copies of any information in relation to the Business received by the Director nominated by that Shareholder (Shareholder Information).

         Confidentiality

         20.2 The parties agree that the Shareholder Information is confidential and each Shareholder must:

                 (a)      keep confidential the Shareholder Information;

                 (b) use the Shareholder Information solely in relation to or in the best interests of the Business; and

                 (c) disclose the Shareholder Information only to those of its employees, advisors, related bodies corporate and shareholders who have a need to know (and only to the extent each has a need to know) and who are aware and agree that the Shareholder Information must be kept confidential.

         Exceptions

         20.3 The obligations of confidentiality under this agreement do not extend to information that (whether before or after this agreement is executed):

                 (a) is disclosed to a party under this agreement, but at the time of disclosure is rightly known to that party and not subject to an obligation of confidentiality on that party;

                 (b) at the time of disclosure is within the public domain or after disclosure comes into the public domain other than by a breach or breaches of any obligation under this clause 20; or

                 (c) is required by law or the rules of any securities exchange or government or regulatory instrumentality (whether in Australia or elsewhere, and includes for the avoidance of doubt any rule or regulation promulgated by the Securities Exchange Commission) to be disclosed and the party required to make the disclosure ensures that information is disclosed only to the extent required.
21.      TERMINATION

         Termination

         21.1    This agreement will terminate:

                 (a)      by mutual agreement of all Shareholders;

                 (b) in respect of a Shareholder when it does not hold any Shares;

                 (c) if the Company is wound up by resolution of Shareholders or an order of a Court; or

                 (d)      if the Company is listed on ASX.

         Without prejudice

         21.2 Termination of this agreement under clause 21.1 will be without prejudice to any accrued rights of the parties.

         Continuing obligations

         21.3 Each party agrees that after termination of this agreement, the obligations under clause 20 (Rights to information) will remain in force.

22.      DEFAULT

         Events of default

         22.1    An event of default occurs in relation to a party if:

                 (a) the party breaches any provision of this agreement and:

                          (i) does not remedy that breach within 30 days after receiving a notice of that breach from another party requesting the breach to be remedied; or

                          (ii)    both of the following apply:

                                  (A)      the breach is incapable of being
                                           remedied; and

                                  (B)      the breach has a material adverse
                                           affect on the Company or on a
                                           Shareholder or on the business of
                                           either of them.

                 (b)      the party has:

                          (i) a petition presented against it (that is not discharged or withdrawn within 10 Business Days of its presentation), an order made, a resolution passed or a meeting summoned or convened to consider a resolution for its winding up;

                          (ii) a receiver appointed over its assets or undertaking or any part of them and that receiver is not removed within 10 Business Days;

                          (iii) any execution of other process of any Court or authority issued against or levied upon any of its assets in any amount in excess of 10% of its shareholders funds and that execution or process is not discharged or withdrawn within 60 Business Days of the date of issue;

                          (iv)    ceased to pay its debts or suspended
                                  payment generally or would cease or
                                  threaten to cease to carry on its business or become insolvent or become or be unable to pay its debts as and when they become due and payable;

                          (v) an official manager, trustee, voluntary administrator, liquidator or provisional liquidator appointed for all or any part of its assets or undertaking; or

                          (vi) entered into or resolved to enter into an arrangement, composition or compromise with or assignment for the benefit of its creditors generally or any class of creditors or proceedings are commenced to sanction such an arrangement, composition or compromise other than for the purposes of a bona fide scheme of solvent reconstruction or amalgamation.

         Consequence of default

                 22.2 If any event of default occurs in relation to a party (Defaulting Party), at the election of any other party by giving written notice to all parties:

                          (a) all rights attaching to Shares held by the Defaulting Party will be suspended until the default is remedied (and, if the default is not capable of remedy, will be suspended indefinitely); and

                          (b) the Defaulting Party will be deemed to have notified the Board that it wishes to transfer the Shares held by it for a cash consideration equal to the value of the Shares as determined by an Independent Valuer in accordance with schedule 3 (Independent valuation).
         Independent valuation

                 22.3 Within 10 Business Days of receiving notice from a party that an event of default has occurred in relation to the Defaulting Party, the Board must comply with the requirements of schedule 3 (Independent valuation) to obtain an independent valuation of the Shares held by the Defaulting Party.

         Right of first refusal

         22.4 On receiving the determination by the Independent Valuer of the independent valuation of the Shares, the Board must offer the Shares held by the Defaulting Party to all other Shareholders at a price equal to the independent valuation of the Shares in accordance with the procedure set out in clauses 15.4 (Right of first refusal) to 15.15 (Third party transfer).

         Other remedies

         22.5 Clause 22.2 is in addition to and not to the exclusion of any other rights or remedies that the other parties may have against a Defaulting Party.

23.      ACKNOWLEDGMENT AND WARRANTIES

         Representations & warranties

         23.1    Each party represents and warrants to the other that:

                 (a) (registration) it is a company duly registered and validly existing under the laws of the country of its registration;

                 (b) (corporate power) it has the corporate power to enter into and perform its obligations under this agreement and to carry out the transaction contemplated in this agreement;

                 (c) (corporate action) it has taken all necessary corporate action to authorise the entry into and performance of this agreement and to carry out the transaction contemplated by this agreement;

                 (d) (binding obligation) this document is its valid and binding obligation; and

                 (e) (no contravention) neither the execution and performance by it of this agreement nor any transaction contemplated under this agreement will violate in any respect any provision of:

                          (i)     its constituent documents; or

                          (ii) any other document, agreement or other arrangement binding upon it or its assets.
         Disclaimer

         23.2    Each party acknowledges that:

                 (a) it has relied on its own enquiries in respect of all matters relating to this agreement and has not relied on any representation, warranty, condition or statement made by or on behalf of any other party other than as set out in this agreement;

                 (b) any conditions or warranties which may otherwise be implied by law into this agreement are expressly excluded to the extent permitted by law; and

                 (c) each party releases the other party from all actions, claims, demands and liability which it may have or claim to have, or but for this release, it might have had against the other party arising out of any representation, warranty, covenant or provision not set out or referred to in this agreement.

24.      CONFLICT WITH CONSTITUTION

         If there is any conflict between the provision of this agreement and the constitution of the Company, the provisions of this agreement prevail. On receipt of a written request from any party, all parties must take all necessary steps to amend any inconsistency in the constitution of the Company.

25.      ATTORNEYS

         Where this agreement is executed on behalf of a party by an attorney, that attorney by executing declares and warrants that the attorney has been duly appointed and has no notice of the revocation of the power of attorney under the authority of which the attorney executes the agreement on behalf of that party.

26.      GENERAL PROVISIONS

         Notices

         26.1 A notice, approval or other communication to be given under this document:

                 (a) is to be in writing signed by the party giving it or that party's solicitor or agent;

                 (b) may be left at or posted to the address of the party to whom it is given, or sent by facsimile transmission to that party's facsimile number, in each case as stated below:

                          WRH address        Level 11, Wesfarmers House
                                             40 The Esplanade
                                             Perth  Western Australia 6000

                          Facsimile number   (08) 9327 4216

                          GWH's address      care of Edwards Thompson
                                             Level 31
                                             250 St Georges Terrace
                                             Perth Western Australia 6000]

                          Facsimile number   (08) 9321 2788
                          Company's address  320 Churchill Road
                                             Kilburn, South Australia 5000
                          Facsimile number   (08) 8343 5454

                 (c) takes effect from the time it is received; and is taken to have been received as follows:

                          (i) if left at an address, at the time it is left;

                          (ii) if posted, on the second (fifth, if posted to or from a place outside of Australia) Business Day after posting;

                          (iii) if sent by facsimile, on the next Business Day after it is sent unless the sender is aware that the transmission is defective.
         Costs and stamp duty

         26.2 Each party agrees to bear its own legal and other costs and expenses in connection with the preparation, signature and completion of this document and of other related documentation, except stamp duty.

                 The Company is to pay any stamp duty, including any fines, penalties and interest, payable in connection with this document.

         Waiver and Variation

         26.3 A provision of or a right created under this document may not be:

                 (a) waived, except in writing signed by the party granting the waiver; or

                 (b)      varied, except in writing signed by all parties.

         Remedies cumulative

         26.4 The rights, powers and remedies provided in this document are cumulative with and not exclusive of the rights, powers and remedies provided by law independently of this document.

         Entire agreement

         26.5 This agreement and the Share Subscription Agreement constitute the entire agreement between the parties about the subject matter of this agreement and any previous agreements, including the MOU, understandings and negotiations on that subject matter cease to have effect.

         Severance

         26.6 If any provision of this document or the application of that provision to any person or circumstance is or becomes invalid or unenforceable, then the remaining provisions of this document are not affected and are valid and enforceable to the fullest extent permitted by law. This clause has no effect if the severance alters the basic nature of this document.

         Governing law and jurisdiction

         26.7 This document is governed by the law in force in the State of Western Australia and each party irrevocably submits to the non-exclusive jurisdiction of the courts of that State.

         Exercise of rights

         26.8 A party may exercise a right, power or remedy (in this clause, collectively a right) at its discretion. The exercise of a right does not prevent the further exercise of that right or the exercise of any other right. Failure to exercise a right is not to be taken as a waiver of that right.

         Approvals and Consents

         26.9 Where this document provides for a party to give its approval or consent, the party may give it conditionally or unconditionally or withhold it, unless this document otherwise provides.

         No Merger

         26.10 The warranties, undertakings and indemnities in this document do not merge on settlement.

         Payments

         26.11 A party liable to make a payment under this document is to make the payment without set off, counterclaim or deduction. The party to whom a payment is to be made need not make a demand for payment unless a demand is expressly required.

         Further assurance

         26.12 Each party is to do, at its own expense, on the request of the other party, everything reasonable necessary to give effect to this document and the transactions contemplated by it.

         Publicity

         26.13 A party may not make press or other announcements relating to this document or the transactions for which it provides without the approval of the other party, unless that announcement is required by law or a stock exchange.

         Assignment

         26.14 Rights arising out of or under this agreement are not assignable by any Party without the prior written consent of the other parties.

         Amendment

         26.15 No amendment or variation of this agreement is valid or binding on a Party unless made in writing and executed by all parties.

         Counterparts

         26.16 This agreement may be executed in a number of counterparts. All counterparts together will be taken to constitute one instrument.

         Exclusion of implied relationships

         26.17   The Shareholders agree that:

                 (a) the rights, duties and obligations of the Shareholders under this agreement are several and not joint or joint and several;

                 (b) nothing in this agreement will constitute or be construed to constitute a Shareholder as the partner, agent, employee or representative of another Shareholder; and

                 (c) a Shareholder has no authority to act for or to create or assume any responsibility for or obligation of another Shareholder.

EXECUTED AS AN AGREEMENT

THE COMMON SEAL of WESFARMERS RAILROAD
HOLDINGS PTY LTD ACN 008 705 986 is affixed in accordance with its constitution in the presence of:

/s/ Vicki Krause                              /s/ Lisa Barnes
--------------------------------              -----------------------------
Signature of authorised person                Signature of authorised person


Attorney                                      Legal Secretary
--------------------------------              -----------------------------
Office held                                   Office held


Vicki Krause                                  Lisa Barnes
--------------------------------              -----------------------------
Name of authorised person                     Name of authorised person
(block letters)                               (block letters)


THE COMMON SEAL of GWI HOLDINGS PTY
LTD ACN 094 819 806 is affixed in
accordance with its constitution in
the presence of:

/s/ Ian JM Jamieson                           /s/ CJM Hilton
--------------------------------              ------------------------------
Signature of authorised person                Signature of authorised person


Attorney                                      Group Treasurer
--------------------------------              ------------------------------
Office held                                   Office held


Ian JM Jamieson                               CJM Hilton
--------------------------------              ------------------------------
Name of authorised person                     Name of authorised person
(block letters)                               (block letters)

THE COMMON SEAL of AUSTRALIAN RAILROAD
GROUP PTY LTD ACN 080 579 308 is affixed in accordance with its constitution in the presence of:

/s/ Ian JM Jamieson                        /s/ CJM Hilton
---------------------------------          ------------------------------
Signature of authorised person             Signature of authorised person


Attorney                                   Group Treasurer
---------------------------------          ------------------------------
Office held                                Office held


Ian JM Jamieson                            CJM Hilton
---------------------------------          ------------------------------
Name of authorised person                  Name of authorised person
(block letters)                            (block letters)